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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Accuride Corporation on Form S-8 of our report dated January 28, 1998 (March 31, 1998 as to the last paragraph of Note 14), appearing in Form S-4 of Accuride Corporation, dated July 23, 1998.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
November 30, 1998